Sub-Item 77Q1(e): Exhibit

      ADVISORY AGREEMENT

      ADVISORY AGREEMENT made this 14th day of January, 2008 between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and GOLDMAN SACHS ASSET MANAGEMENT,
L.P., a Delaware limited partnership (the "Adviser").

      W I T N E S S E T H

      WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act"); and

      WHEREAS, the Fund is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund presently offers Units in three series, i.e., the Money Market Portfolio, Ultra-Short
Duration Government Portfolio and Short Duration Portfolio
(collectively referred to herein as the "Portfolios"); and

      WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to each of the Portfolios as indicated below and the Adviser is willing to so render services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1.	Appointment of Adviser.  The Fund hereby appoints
the Adviser to act as investment adviser to each of the Portfolios for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.	Delivery of Documents.  The Fund has delivered to
the Adviser copies of each of the following documents:

(a)	The Fund's Agreement and Declaration of
Trust dated as of September 24, 1987 as
amended and restated through December 1, 1987 and all amendments thereto (such
Agreement and Declaration of Trust, as
presently in effect and as amended from time to time, is herein called the "Trust
Agreement"), copies of which are also on file with the Secretary of The Commonwealth of Massachusetts;

(b)	The Fund's By-Laws and all amendments
thereto (such By-laws, as presently in
effect and as amended from time to time, are herein called the "By-Laws");

(c)	Certified resolutions of the Portfolios'
Unitholders and the Fund's Board of Trustees approving the terms of this Agreement;

(d)	The Fund's most recent prospectus and
statement of additional information with respect to the Portfolios and any supplements thereto (such prospectus and statement of additional information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called the "Prospectus" and "Additional Statement," respectively); and

(e)	The Fund's Registration Statement, as
amended, with respect to the Portfolios
under the Securities Act of 1933, as amended
(the "1933 Act"), and the 1940 Act on Form
N-1A as filed with the Securities and
Exchange Commission (such Registration
Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

The Fund agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

      3.	Duties of Adviser.

(a)	Subject to the general supervision of the
Fund's Board of Trustees, the Adviser shall manage the investment operations of each of the Portfolios and the composition of each such Portfolio's assets, including the purchase, retention and disposition thereof.
In this regard, the Adviser

(i)	shall provide supervision of the
Portfolios' assets, furnish a
continuous investment program for the
Portfolios, determine from time to time
what investments or securities will be
purchased, retained or sold by the
Portfolios, and what portion of the
assets will be invested or held
uninvested as cash;

(ii)	shall place orders pursuant to its
determinations either directly with the
issuer or with any broker, dealer or
other person who deals in the
securities in which the Portfolio in
question is active.  In placing orders
with brokers, dealers or such other
persons the Adviser shall attempt to
obtain the best net price and the most
favorable execution of its orders.
When the execution and price offered by
two or more brokers, dealers or such
other persons are believed to be
comparable, the Adviser may, in its
discretion but subject to applicable
law, purchase and sell portfolio
securities to and from brokers, dealers
or such other persons who provide
brokerage or research services; and

(iii)	may, on occasions when it deems the
purchase or sale of a security to be in
the best interests of a Portfolio as
well as its other customers (including
any other Portfolio or any other
investment company or advisory account
for which the Adviser acts as adviser),
aggregate, to the extent permitted by
applicable laws and regulations, the
securities to be sold or purchased in
order to obtain the best net price and
the most favorable execution.  In such
event, allocation of the securities so
purchased or sold, as well as the
expenses incurred in the transaction,
will be made by the Adviser in the
manner it considers to be the most
equitable and consistent with its
fiduciary obligations to the Portfolio
and to such other customers.

(b)	The Adviser, in the performance of its
duties hereunder, shall act in conformity with the Trust Agreement, By-Laws,
Prospectus, Additional Statement and
Registration Statement and with the
instructions and directions of the Fund's
Board of Trustees, and will use its best efforts to comply with and conform to the requirements of the 1940 Act, the Investment
Advisers Act of 1940 and all other
applicable federal and state laws,
regulations and rulings.

(c)	The Adviser shall render to the Fund's Board
of Trustees such periodic and special
reports as the Trustees may reasonably
request.

(d)	The Adviser shall notify the Fund of any
change in the membership of the Adviser
within a reasonable time after such change.

(e)	The services of the Adviser hereunder are
not deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

(f)	In performing its obligations under this
Agreement, the Adviser may, at its own
discretion, delegate any or all of its
discretionary investment, advisory and other rights, powers and obligations hereunder to any advisory affiliate of Goldman Sachs &
Co., without further written consent of the Fund, provided that the Adviser shall always remain liable to the Fund for its obligations hereunder.

      4.	Expenses.

(a)	During the term of this Agreement, the
Adviser will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof; provided, however, that the Adviser shall not be required to pay the cost (including taxes, brokerage commissions and other transaction costs, if any) of securities purchased for each of the Portfolios.

(b)	The Adviser may from time to time reduce its
fee or make payment to a Portfolio in order to offset all or a portion of certain expenses otherwise payable by such
Portfolio, provided that any such
arrangement does not jeopardize the
Portfolio's qualification as a regulated investment company. Any such fee reduction with respect to the Money Market Portfolio will be agreed to in advance of the time such fee would otherwise accrue, and any such arrangement may be discontinued or modified only with the express approval of the Board of Trustees of the Fund.

      5.	Compensation.

(a)	Subject to any reduction pursuant to
paragraph 4(b) hereof, for the services
provided and expenses assumed by the Adviser pursuant to this Agreement with respect to the Money Market Portfolio, the Fund will pay to the Adviser as full compensation therefor a monthly fee at the annual rate of ..20% of the first $300 million of the Money
Market Portfolio's average daily net assets plus .15% of the Money Market Portfolio's average daily net assets in excess of $300 million.

(b)	Subject to any reduction pursuant to
paragraph 4(b) hereof, for the services
provided and expenses assumed by the Adviser pursuant to this Agreement with respect to the Ultra-Short Duration and Short Duration
Portfolio (collectively, the "Bond
Portfolios"), the Fund will pay to the
Adviser as full compensation therefor a
monthly fee at the annual rate of .18% of the first $250 million of the Bond
Portfolios' aggregate average daily net
assets, plus .16% of the next $250 million of the Bond Portfolios' aggregate average daily net assets, plus .14% of the Bond
Portfolios' aggregate average daily net
assets in excess of $500 million.

(c)	The fees set forth in paragraph 5(a) hereof
will be computed on the Money Market
Portfolio's average net assets on each day and will be paid to the Adviser monthly.

(d)	The fees set forth in paragraph 5(b) hereof
will be computed on the Bond Portfolios' aggregate average net assets on each day and will be paid to the Adviser monthly.

      6.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Adviser agrees that all records which it maintains for the Portfolios are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      7.	Indemnification.

(a)	Subject to Section 36 of the 1940 Act to the
extent applicable, the Adviser shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(b)	The Fund hereby agrees to indemnify and hold
harmless the Adviser, its officers, partners and employees and each person, if any, who controls the Adviser (collectively, the
"Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of
1934 (as amended), the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

(i)	any untrue statement or alleged untrue
statement of a material fact or any
omission or alleged omission to state a
material fact required to be stated or
necessary to make the statements made
not misleading in (x) the Prospectus,
the Additional Statement or the
Registration Statement, (y) any
advertisement or sales literature
authorized by the Fund for use in the
offer and sale of Units of either
Portfolio, or (z) any application or
other document filed in connection with
the qualification of the Fund or Units
of either Portfolio under the Blue Sky
or securities laws of any jurisdiction,
except insofar as such losses, claims,
damages or liabilities (or actions in
respect thereof) arise out of or are
based upon any such untrue statement or
omission or alleged untrue statement or
omission either pertaining to a breach
of the Adviser's duties in connection
with this Agreement or made in reliance
upon and in conformity with information
furnished to the Fund by or on behalf
of the Adviser pertaining to or
originating with the Adviser for use in
connection with any document referred
to in clauses (x), (y), or (z), or

(ii)	subject in each case to clause (i)
above, the Adviser acting under this
Agreement in accordance with its terms;

	and the Fund will reimburse each Indemnified
Party for any legal or other expenses
incurred by such Indemnified Party in
connection with investigating or defending any such loss, claim, damage, liability or action.

(c)	If the indemnification provided for in
paragraph 7(b) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Fund, then the Fund shall contribute to the aggregate amount paid or payable by the Fund and the Indemnified
Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund and such Indemnified Parties in connection with the operations of the Fund, (ii) the relative fault of the Fund and such Indemnified
Parties, and (iii) any other relevant
equitable considerations. The Fund and the Adviser agree that it would not be just and equitable if contribution pursuant to this subparagraph (c) were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above in this subparagraph (c). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (c) shall be deemed to include any legal or other expenses incurred by the Fund and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be
entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)	It is understood, however, that nothing in
this paragraph 7 shall protect any
Indemnified Party against, or entitle any Indemnified Party to indemnification against or contribution with respect to, any liability to the Fund or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or otherwise, to an extent or in a manner inconsistent with
Section 17(i) of the 1940 Act.

      8.	Duration and Termination.  This Agreement will
become effective with respect to a Portfolio on the date it is approved by the Unitholders of the Portfolio in accordance with the requirements of the 1940 Act or on such later date following Unitholder approval as shall be agreed upon by the Fund and the Adviser. Unless sooner terminated, this Agreement will continue until March 31, 2009. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided such continuation is specifically approved at least annually (a) by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a majority of the Trustees of the Fund or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing interests in such Portfolio; provided, however, that this Agreement may be terminated by the Fund as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Fund or by vote of a majority of the outstanding Units (as so defined) representing interests in the Portfolio on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

      9.	Status of Adviser as Independent Contractor.  The
Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund's Board of Trustees from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      10.	Amendment of Agreement.  This Agreement may be
amended by mutual consent, provided that such amendment is approved (a) by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) to the extent required by the 1940 Act, by vote of a majority of the outstanding
Units (as defined with respect to voting securities in the 1940 Act) representing interests in each Portfolio affected by such amendment. Any amendment to this Agreement shall only be by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      11.	Notices.  Without limiting the other provisions
hereof, notices and other writings delivered or mailed postage prepaid to the Fund, c/o Callahan Financial
Services, Inc., 1001 Connecticut Avenue, NW, 10th Floor, Washington, D.C. 20036, Attention: President, with copies to Donald C. Shine, Nisen & Elliott, 200 West Adams Street, Suite 2500, Chicago, Illinois 60606 or to the Adviser, 32
Old Slip, 24th Floor, New York, New York 10005, Attention:
Greg Wilson, or to such other address as the Fund or the Adviser may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

      12.	Unitholder Liability.  This Agreement is executed
by or on behalf of the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Fund individually but are binding only upon the particular Portfolio to which such obligations pertain and the assets and property of such Portfolio.

      13.	Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the Commonwealth of Massachusetts and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 8 hereof. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                  TRUST FOR CREDIT UNIONS

/s/ Mary Jo Reilly                       By /s/ Charles W. Filson
                                         President


ATTEST:                                  GOLDMAN SACHS ASSET MANAGEMENT, L.P.


                                         By /s/ James McNamara
                                         Managing Principal